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                                              Exhibit 4(d)(ii)
                                              ----------------


                   ASSIGNMENT OF GENERAL PARTNER INTEREST AND
                 AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                           HEI PREFERRED FUNDING, LP


     THIS Assignment of General Partner Interest and Amendment to Agreement of Limited Partnership of HEI Preferred Funding, LP dated as of January 23, 1997 (this "Assignment and Amendment Agreement"), is entered into by and among Hawaiian Electric Industries, Inc., a Hawaii corporation ("HEI"), Hawaiian Electric Industries Capital Trust I, a statutory business trust created under Delaware law (the "Trust") and Hycap Management, Inc., a Delaware corporation ("HYCAP").

WITNESSETH:

     WHEREAS, HEI Preferred Funding, LP (the "Partnership") has been formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. (S) 17-101, et seq.) (the "Act") pursuant to a Certificate of Limited Partnership of the Partnership, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on December 23, 1996 (the "Certificate"), and an Agreement of Limited Partnership of the Partnership, dated as of December 23, 1996 (the "Agreement");

     WHEREAS, HEI is the sole general partner of the Partnership and the Trust is the sole limited partner of the Partnership;

     WHEREAS, HEI desires to assign, transfer and convey all of its interest in the Partnership as a general partner of the Partnership (the "General Partner Interest") to HYCAP, and HEI desires to withdraw from the Partnership as a general partner of the Partnership;
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     WHEREAS, HYCAP desires to purchase the General Partner Interest presently held by HEI, and HYCAP desires to be admitted to the Partnership as a successor general partner of the Partnership; and

     WHEREAS, the undersigned, being all of the partners of the Partnership, to accomplish the foregoing, desire to amend the Agreement in the manner set forth herein.

     NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and agreements contained herein, do hereby agree as follows:

     1. Assignment. Notwithstanding any provision in the Agreement to the contrary, for value received, the receipt and sufficiency of which are hereby acknowledged, upon the execution of this Assignment and Amendment Agreement by the parties hereto, HEI does hereby assign, transfer and convey the General Partner Interest to HYCAP.

     2. Admission. Notwithstanding any provision in the Agreement to the contrary, HYCAP is hereby admitted to the Partnership as a general partner of the Partnership. The admission shall be effective upon the filing of an amendment to the Certificate in the office of the Secretary of State which reflects the fact that HYCAP is a general partner of the Partnership, and shall occur, and for all purposes shall be deemed to have occurred, immediately prior to the withdrawal of HEI from the Partnership as a general partner of the Partnership.

     3. Withdrawal. Notwithstanding any provision in the Agreement to the contrary, HEI hereby withdraws from the Partnership as a general partner of the Partnership. The withdrawal shall be effective upon the filing of an amendment to the Certificate in the office of the Secretary of State which reflects the fact that HEI is not a general partner of the Partnership.

     4. Continuation. The parties hereto agree that following the withdrawal of HEI from the Partnership as a general partner of the Partnership, HYCAP is authorized to and hereby agrees to continue the business of the Partnership without dissolution.
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     5.   Books and Records.  The general partner of the Partnership shall take all actions necessary under the Act and the Agreement, including causing the amendment of the Agreement, to evidence the withdrawal of HEI from the Partnership as a general partner of the Partnership and the admission of HYCAP to the Partnership as a general partner of the Partnership.

     6. Future Cooperation. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions, amendments of the Agreement, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Assignment and Amendment Agreement.

     7. Payment. HYCAP has paid $25.00 and other good and valuable consideration to HEI for the General Partner Interest.

     8. Binding Effect. This Assignment and Amendment Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     9. Execution in Counterparts. This Assignment and Amendment Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     10. Agreement in Effect. Except as hereby amended, the Agreement shall remain in full force and effect.

     11. Governing Law. This Assignment and Amendment Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws.
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     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and
Amendment Agreement to be duly executed, as of the day and year first-above written.

                         HYCAP MANAGEMENT, INC.,
                         as General Partner

                         By: /s/ Robert F. Clarke
                             ---------------------------------
                             Name:  Robert F. Clarke
                             Title: President


                         By: /s/ Betty Ann M. Splinter
                             ---------------------------------
                             Name:  Betty Ann M. Splinter
                             Title: Secretary


                         HAWAIIAN ELECTRIC INDUSTRIES
                         CAPITAL TRUST I, as Limited Partner

                         By HAWAIIAN ELECTRIC INDUSTRIES, INC.,
                            as Depositor


                         By: /s/ Robert F. Mougeot
                             ---------------------------------
                             Name:  Robert F. Mougeot
                             Title: Financial Vice President
                                        & Chief Financial Officer

                         By: /s/ Constance H. Lau
                             ---------------------------------
                             Name:  Constance H. Lau
                             Title: Treasurer


                         HAWAIIAN ELECTRIC INDUSTRIES, INC.,
                         as Withdrawing General Partner

                         By: /s/ Robert F. Mougeot
                             ---------------------------------
                             Name:  Robert F. Mougeot
                             Title: Financial Vice President
                                        & Chief Financial Officer

                         By: /s/ Constance H. Lau
                             ---------------------------------
                             Name:  Constance H. Lau
                             Title: Treasurer